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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2004 (except as to Note 14, as to which the date is March 25, 2004), which appears on page F-1 of the Annual Report on Form 10-KSB of Cash Systems, Inc. and subsidiaries for the year ended December 31, 2003, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                              /s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
January 21, 2005

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